UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 16, 2005

                        AUSTRALIAN OIL & GAS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      000-26721                  84-1379164
         --------                      ---------                  ----------
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
     of Incorporation)                 File Number)          Identification No.)

2480 North Tolemac Way, Prescott, Arizona                       86305
-----------------------------------------                       -----
(Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (928) 778 1450


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2005, Australian Oil & Gas Corporation (AOGC) received notification from David B. Hill of his resignation from the Company. Mr. Hill has resigned due to scaling back of his corporate activities. Mr. Hill leaves on good terms from the Company. Effective November 16, 2005, the Board of Directors has elected Mark A. Muzzin as a Director and a Vice President of the Company.

Mr. Muzzin has 19 years commercial experience. He holds a B.A. degree from Latrobe University, Melbourne, Australia. His career started in the mid eighties for a London Stock Broking firm. He has consulted for two of the major banks in Australia in the share custodian area, and is a consultant for various oil and gas companies. Mr. Muzzin is employed by Setright Oil & Gas Pty Ltd, which provides project, corporate and administrative services to the Company and to the various joint ventures in which AOGC is involved. He is a member of the Petroleum Exploration Society of Australia.

Mr. Muzzin is also a director of Goldsborough Limited and its subsidiary Goldsborough Energy Pty Ltd, which holds a 10% interest in the Browse Joint Venture. AOGC has a potential 20% interest in the Browse Joint Venture.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AUSTRALIAN OIL & GAS CORPORATION

Date: November 16, 2005                      By: /s/ E. Geoffrey Albers
                                                 -----------------------------
                                                 E. Geoffrey Albers
                                                 President